Forward Looking Statements

This presentation contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements which are not historical facts and relate to future plans, events or performance are forward-looking statements that are based on management’s current expectations and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, including but not limited to future global economic conditions, market conditions, foreign exchange rates, the actions of competitors, consumer preferences and operating and financial risks related to managing growth and integrating acquired businesses.  Many of these factors are beyond the control of the Company.  More detailed information regarding risk factors is included in Company filings with the U.S. Securities and Exchange Commission.

BRL Hardy

• Largest Australian wine producer • Tremendous historical growth • Excellent exporting success • Experienced management team • Significant growth potential

Strategic Attributes

•           Consistent with our growth strategy

•           Improves long term growth trends

•           Increases product depth and geographic reach

•           Enhances scale, industry strength and competitiveness

•           Meets acquisition guidelines

•           Growing category

•           New platform

•           Critical mass market

•           Superior talent

•           Improves long-term share holder value

Improves Long Term Growth Trends

•               Enhances revenue growth potential in U.K, Europe and other strategic international markets

•               100% of Pacific Wine Partners - a dynamic growing U.S. business

•               Ongoing investments in fast growing Imported Beer and U.K. Wholesale businesses assures their role as organic growth drivers

•               Ability to capture growth at a faster rate in new world markets

Increases Product Breadth and Geographic Reach

•               Offers consumers more choices by adding fast-growing New World wines to Constellation’s already broad portfolio of wines, beers and spirits

•               Australian wines are the fastest growing wine category in key beverage alcohol markets, and BRL Hardy’s brands are among the best performing worldwide

•               Constellation’s non-U.S. sales will increase from 30% to 40% of its total

Improves Scale, Industry Strength and Competitiveness

•               Creates the world’s largest wine company, with approximately US$1.7 billion in total wine sales

•               Emerges as the wine category leader in the U.K. and holds leading wine positions in critical markets:

Wine:

#1  Australia (24% share)

#1  U.K. (10% share)

#2  U.S. (20% share)

#2  New Zealand (14% share)

Beer, Spirits & Other:

#1 U.K. independent drinks wholesaler

#2 U.S. imported beer

#2 U.K. cider

#3 U.S Spirits

Growth in Critical Markets

New World Wine Export Market

Excluding wine sales in the U.S. and the U.K.

Wine Origin	3 Year CAGR%

United States	10.1
Australia	18.3
New Zealand	12.4
Chile	9.9
South Africa	29.4
Argentina	7.4
Total	14.2

Source:  IWSR and Company estimates

New World Wine Import Market

Country	Total Import Share%	3 Year CAGR%	New World Share%	3 Year CAGR%
Canada	71	7.4	30	22.0
Germany	52	0.4	4	27.1
Denmark	100	3.3	17	16.2
Sweden	100	6.6	19	10.0
Ireland	100	11.8	23	22.9
Netherlands	100	1.3	61	27.0
Switzerland	61	0.2	20	87.5
Japan	59	—8.5	9	—4.5

Source: IWSR and Company estimates

Purchase Price

(In millions except per share data)

Australia $		US $

A$ 10.50	Per Share	$6.09

A$ 1,900	Total Equity	$1,100

A$ 560	Assumed Debt	$325

A$ 2,460	Total Purchase Price	$1,425

* Assumes exchange rate is A$1.00 to U.S. $ 0.58 and excludes transaction costs

BRL Hardy EBITDA/Valuation

(In millions of US$)

Forward FY04 EBITDA(1)	US$	125

Purchase Price	US$	1,425

Forward Multiple	11.4X

Synergies	US$	20

Forward Multiple w/Synergies	<10X

(1) Estimated, before synergies

Financing Proposal

(In millions of US$)

Sources of Funds
New Credit Agreement(1)	$1,291
STZ Equity(2)	$375
Total Sources	$1,666
Uses of Funds
BRL Equity	$1,100
BRL Debt	$325
Old STZ Credit Agreement	$241
Total uses of Funds	$1,666

(1)Excludes $294 undrawn of $400 revolver and transaction costs (2)Assumes 15 million shares @US$25.00 per share

Expected Balance Sheet Effects

	11/30/02	Pro Forma	Change
Bank Debt	$241	$1,291	$1,050
Other	$22	$22	$0
Senior Debt	$641	$641	$0
Subordinated Debt	$450	$450	$0
Total Debt	$1,354	$2,404	$1,050
Equity	$1,148	$1,523	$375
Debt/Total Cap	54%	61%

* Excludes $294 undrawn of $400 revolver and transaction costs